UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024 (October 1, 2024)

Muzinich Corporate Lending Income Fund, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01659	93-2545381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Park Avenue
New York, NY 10022
(Address of Principal Executive Offices, Zip Code)

(212) 888-3413
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 3.02. Unregistered Sales of Equity Securities.

On October 1, 2024, Muzinich Corporate Lending Income Fund, Inc. (the “Company”) sold approximately $20,000,000 worth of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The sale price will be based on the net asset value (“NAV”) per share of Common Stock as of September 30, 2024. The Company is in the process of determining NAV per share of Common Stock as of September 30, 2024. It expects that the NAV per share and the actual number of shares of Common Stock to be issued in this sale will be available generally within 20 business days after the effective date of the sale. At that time, the number of shares of Common Stock based on that NAV per share will be credited to each investor’s account as of October 1, 2024. The Company will file an amendment to this Form 8-K to disclose the per share sale price and number of shares sold in connection with this sale once it has determined the NAV per share and the actual number of shares of Common Stock sold.

No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Stock. The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Muzinich Corporate Lending Income Fund, Inc.

Date: October 2, 2024	By:	/s/ Paul Fehre
	Name:	Paul Fehre
	Title:	Chief Financial Officer and Treasurer

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